                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ITXC Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (1) Amount Previously Paid:

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

                                   [LOGO]

                                 ITXC Corp.

                                                                 April 11, 2000

Dear Stockholder:

  On behalf of the Board of Directors and management, I am pleased to invite you to the 2000 Annual Meeting of Stockholders of ITXC Corp., our first annual meeting as a public company. The meeting will be held on Wednesday, May 3, 2000 at 10:00 a.m. at the Princeton Marriott, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey. A notice of meeting, proxy statement and proxy card are enclosed for your review.

  I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

  The officers, directors and staff of ITXC sincerely appreciate your continuing support and look forward to meeting with you.

                                          Very truly yours,

                                          /s/ Tom Evslin

                                          Tom Evslin
                                          Chairman of the Board

                                    [LOGO]

                                  ITXC Corp.

                               ----------------

                            Notice of Annual Meeting

                               ----------------

  The Annual Meeting of Stockholders of ITXC Corp. (the "Company") will be held at the Princeton Marriott, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey on Wednesday, May 3, 2000 at 10:00 a.m., to consider and act upon the following:

    1. Election of two directors each to serve for a term of three years.

    2. A proposal to amend the Company's Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 shares to 400,000,000 shares.

    3. A proposal to amend the Company's 1998 Stock Incentive Plan to add a limitation on the maximum number of shares of Common Stock covered by options and awards which may be granted to any participant in any calendar year.

    4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the closing of business on March 28, 2000 are entitled to notice of, and to vote at, the meeting.


                                         /s/ Edward B. Jordan

                                         Edward B. Jordan
                                         Secretary

Princeton, NJ
April 11, 2000


 TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

                                  ITXC CORP.
                             600 College Road East
                          Princeton, New Jersey 08540

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The Board of Directors of ITXC Corp. (the "Company") is soliciting proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2000, at the Princeton Marriott, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey at 10:00 a.m., and for use at any adjournments thereof (the "Annual Meeting"). The Company is first sending this Proxy Statement and the enclosed form of proxy to stockholders on or about April 11, 2000.

  Record Date and Quorum. Only stockholders of record at the close of business on March 28, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, there were 38,433,722 shares of the Company's Common Stock (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of holders as of the Record Date of a majority of the outstanding shares of Common Stock will constitute a quorum.

  Voting Procedures. Directors will be elected by a plurality of the votes cast. Approval of the proposal to amend the Company's Third Restated Certificate of Incorporation to increase the number of shares of Common Stock that ITXC will be authorized to issue will require the affirmative vote of holders of a majority of the shares of Common Stock outstanding on the Record Date. Approval of the proposal to amend the Company's 1998 Stock Incentive Plan and approval of any other matter to be submitted to the stockholders will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Properly executed proxies will be voted as directed in the proxy; however, if no direction is given, a properly executed proxy will be voted FOR the election of the nominees described below, FOR the proposed amendment to the Company's Third Restated Certificate of Incorporation and FOR the proposed amendment to the Company's 1998 Stock Incentive Plan. Votes will not be considered "cast" if the shares are not voted for any reason, including if an abstention is indicated as such on a written proxy or ballot or if votes are withheld by a broker. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a negative vote for purposes of determining whether holders of a majority of the outstanding shares of the Company's Common Stock have approved the proposed amendment to the Company's Third Restated Certificate of Incorporation; if a quorum is present, abstentions and broker non-votes will have no effect upon the election of directors, upon the approval of the proposed amendment to the Company's 1998 Stock Incentive Plan or any other matters (other than the proposed amendment to the Company's Third Restated Certificate of Incorporation) submitted to stockholders at the Annual Meeting.

  Proxies and Revocation. A proxy card is enclosed. Any stockholder giving a proxy may revoke it at any time before it is exercised. In order to revoke a proxy, the stockholder must either give written notice of such revocation to the Secretary of the Company or to the Secretary of the Annual Meeting or vote the shares of Common Stock subject to the proxy by a later dated proxy or by written ballot at the Annual Meeting. The presence at the Annual Meeting of any stockholder who has given a proxy will not in and of itself revoke the proxy.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. At present there are six directors on the Board. Two directors are to be elected at the Annual Meeting to serve until the 2003 Annual Meeting and until their respective successors are elected and have qualified. While the Company intends to add an additional independent director to its Board, no determination has yet been made with respect to such selection and it is not anticipated that such determination will be made until after the Annual Meeting.

  Each of the nominees for director is presently a director of the Company. Each has consented to being named as a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. It is the intention of the persons named as proxies to vote the shares represented by the accompanying form of proxy for the election of each of the nominees listed below. If any nominee shall become unable or unwilling to serve as a director, the persons named as proxies will cast their votes for the remaining nominee and have discretion to vote for other persons designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unavailable for election.

  We have set forth below a description of the current and past five years' business experience, certain directorships and age of each nominee for director and of each director whose term extends beyond 2000 and thus is continuing in office. The following information is given as of January 31, 2000 and was furnished to the Company by the respective nominees and continuing directors.

Nominees

  Tom I. Evslin: Mr. Evslin, the Company's founder, has been Chairman of the Board, Chief Executive Officer and President since ITXC's inception in July 1997. From December 1994 until July 1997, he was employed by AT&T, where he designed its Internet strategy and launched and ran its Internet service provider, AT&T WorldNet Service. From December 1991 until December 1994, Mr. Evslin worked for Microsoft, where he last served as General Manager, Server Applications Division from May 1993. From 1969 to 1991, he was Chairman and Chief Executive Officer of Solutions, Inc., a communications software development company. He is the Chairman of the Policy Committee and a member of the Board of the Voice On The Net Coalition. Mr. Evslin served on the board of directors of VocalTec Communications, a principal shareholder of ITXC, from 1997 until his resignation on June 10, 1999. Director since 1997. Age: 56.

  Frederick R. Wilson: Mr. Wilson founded Flatiron Partners, a venture capital firm which primarily invests in Internet-oriented companies, in August 1996. For ten years prior to August 1996, he worked for Euclid Partners, an early-stage venture capital firm. Mr. Wilson is the Chairman of the Board of TheStreet.com and a director of StarMedia Network. Director since 1998. Age:
38.

Continuing Directors Serving Until 2001

  Elon A. Ganor: Mr. Ganor has served as the Chairman of the Board of VocalTec Communications, Ltd. since 1993. He has served as VocalTec's CEO since November 1999, and also from 1993 to 1998. Director since 1997. Age: 49.

  John G. Musci: Mr. Musci joined ITXC in February 1999 as Executive Vice President and Chief Operating Officer. From June 1998 until February 1999, he served as Senior Vice President of Wholesale Switched Services at Qwest Communications International, an Internet communications company. Mr. Musci held various positions at LCI International, a long distance telecommunications company, including Senior Vice President--Wholesale Switched Services, from 1985 until June 1998, when LCI was acquired by Qwest. Prior to 1985, Mr. Musci held various positions at AT&T Information Systems and Ohio Bell. Director since 1999. Age: 43.

Continuing Directors Serving Until 2002

  William P. Collatos: Mr. Collatos is a founder of Spectrum Equity Investors, L.P., a private equity investment firm which invests in telecommunications, information and media companies. Prior to co-founding Spectrum in 1994, Mr. Collatos was a founding General Partner of Media/Communications Partners and a

General Partner of TA Associates. Mr. Collatos currently serves on the boards of directors of Jazztel, plc, and Golden Sky Systems, Inc. and serves on the board of directors of Galaxy Telecom GP, the general partner of Galaxy Telecom, LP. Director since 1998. Age: 45.

  Edward B. Jordan: Mr. Jordan has been an Executive Vice President since February 1999, and has served as the Company's Chief Financial Officer, Secretary and Treasurer since he joined ITXC in September 1997. From September 1997 until February 1999, Mr. Jordan was the Company's Vice President, Administration. For ten years prior to joining the Company, he was employed by Dialogic Corporation, a manufacturer of computer telephony products, serving first as Controller and then as Chief Financial Officer, Treasurer and Vice President. Prior to joining Dialogic, Mr. Jordan served in the Audit Department of Deloitte & Touche from 1982 to 1986. He is a certified public accountant. Director since 1998. Age: 39.

  The Company's Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a CEO Committee. During 1999, the Board of Directors held ten meetings and the Compensation Committee held two meetings. The Audit Committee did not meet as a separate committee during 1999, instead, all Audit Committee matters were considered by the full Board. As Mr. Evslin is the sole member of the CEO Committee, that entity does not conduct formal meetings. The Executive Committee did not meet during 1999. During 1999, no director attended less than 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which he was a member.

  The Audit Committee consists of Messrs. Collatos, Wilson and Ganor, with Mr. Collatos serving as Chairman. The Audit Committee recommends the firm to be appointed as independent accountants to audit ITXC's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent accountants; reviews the Company's year-end operating results with management and the independent accountants; considers the adequacy of ITXC's internal accounting and control procedures; reviews the non-audit services to be performed by the independent accountants, if any; and evaluates the accountants' independence.

  The Compensation Committee consists of Messrs. Collatos, Wilson and Ganor, with Mr. Wilson serving as Chairman. The Compensation Committee reviews, recommends and approves compensation arrangements for executive officers and other senior level employees, and administers certain benefit and compensation plans and arrangements.

  The Executive Committee consists of Messrs. Collatos, Evslin and Wilson, with Mr. Evslin serving as Chairman. Except as limited by Delaware law, the Executive Committee can perform each of the responsibilities of the full Board, providing ITXC with added flexibility in situations when full Board meetings cannot be convened.

  The CEO Committee, composed solely of Mr. Evslin, grants stock options and determines the basic terms of option grants to certain employees under ITXC's stock incentive plan in accordance with the terms set for that plan by the Compensation Committee. The stock incentive plan grants the CEO Committee this authority with respect to persons other than directors, specified executive officers, consultants and other individuals identified by the Compensation Committee.

  The Board has no nominating committee; the functions of a nominating committee are performed by the entire Board. No procedures have been developed with respect to obtaining nominations from stockholders.

  There are no relationships by blood, marriage, or adoption, not more remote than first cousin, between any nominee for director, continuing director or executive officer of the Company and any other nominee for director, continuing director or executive officer of the Company, except that Tom I. Evslin, ITXC's Chairman of the Board and Chief Executive Officer, and Mary A. Evslin, ITXC's Vice President, Marketing and Customer Success, are husband and wife.

Outside Director Compensation

  The Company has not yet paid any compensation to non-employee directors. ITXC anticipates that in the future, non-employee directors may receive annual fees, meeting fees and periodic option grants.

Securities Ownership of Management and Others

  The following table sets forth the beneficial ownership of shares of the Company's Common Stock as of March 15, 2000 by each stockholder of the Company known to own more than five percent of the Company's Common Stock, by the directors of the Company, by the executive officers named in the Summary Compensation Table below and by all directors and executive officers of the Company as a group.

                                           Shares Beneficially
Name                                              Owned              Percentage
----                                       -------------------       ----------
Executive Officers and Directors:

Tom I. Evslin............................       6,939,308(1)(2)(3)     17.73%
Edward B. Jordan.........................         983,012(1)(3)         2.52%
John G. Musci............................         268,344(1)               *
Steven J. Ott............................         185,500(1)               *
Eric G. Weiss............................         116,668(1)               *
Elon A. Ganor............................       4,788,165(4)           12.46%
William P. Collatos......................       4,457,243(5)           11.60%
Frederick R. Wilson......................         990,064(6)(7)         2.58%
All executive officers and directors as a
 group (11 persons)......................      18,824,137(1)           46.82%
Other 5% Stockholders:

VocalTec Communications..................       4,788,165(4)(8)        12.46%
Spectrum Equity Investors II, L.P. ......       4,457,243(5)(9)        11.60%
Chase Venture Capital Associates,
 L.L.C. .................................       4,261,395(6)(7)(10)    11.09%
Intel Corporation........................       3,315,034(11)           8.63%
Essex Investment Management Company......       2,096,445(12)           5.46%
DS Polaris Ltd. .........................       1,953,181(13)           5.08%

--------
* Represents less than one percent.

  (1) The table above includes the following number of shares which the following persons may acquire under options and warrants held as of March 15, 2000 and exercisable within 60 days of such date:

      Tom I. Evslin...................................................   711,826
      Edward B. Jordan................................................   634,604
      John G. Musci...................................................   210,644
      Steven J. Ott...................................................    68,832
      Eric G. Weiss...................................................    50,000
      All executive officers and directors as a group................. 1,771,739

  The 711,826 shares referenced above for Mr. Evslin include options granted to Mary A. Evslin, his wife, to purchase 66,666 shares of common stock.

  The table above excludes:

  . options covering 500,000 shares of common stock granted to Mr. Musci in February 1999 which will vest on the earliest of the date on which a change in control of his former employer, Qwest Communications International, occurs, the seventh anniversary of the date on which the options were granted and such other date as is provided for in our stock incentive plan; and

  . options covering an additional 666,666 shares of common stock granted to Mr. Musci, an additional 400,000 shares of common stock granted to Mr. Jordan and an additional 846,445 shares granted to other executive officers, all of which were granted on or before March 15, 2000 and will not vest prior to May 14, 2000.

  (2) Includes shares beneficially owned by Mary A. Evslin, who is Mr. Evslin's wife and an executive officer of ITXC. With the exception of shares held with Mary A. Evslin as joint tenants, Tom I. Evslin disclaims beneficial ownership of the shares owned beneficially by Ms. Evslin. Mr. Evslin's principal business address is 600 College Road East, Princeton, New Jersey 08540.

  (3) Tom I. Evslin and Edward B. Jordan are each investors in Flatiron Associates, LLC, a fund described in note 6 below. Mr. Evslin is deemed to be the beneficial owner of 604 shares of the common stock owned by Flatiron Associates, LLC and Mr. Jordan is deemed to be the beneficial owner of 1,208 shares of the common stock owned by Flatiron Associates, LLC, representing their respective percentage interests in that entity. Mr. Evslin's shares also include 5,000 shares owned by an adult child who resides with Mr. Evslin. Mr. Jordan's shares also include 22,500 shares beneficially owned by his children, who are minors. Mr. Musci's shares include 2,700 shares beneficially owned by his children, who are minors. Messrs. Evslin, Jordan and Musci disclaim beneficial ownership of the shares beneficially owned by their children.

  (4) This number represents 4,778,165 shares of common stock beneficially owned by VocalTec. Mr. Ganor is the Chairman of the Board and CEO of VocalTec Communications. Mr. Ganor disclaims beneficial ownership of these shares.

  (5) This number represents 4,415,784 shares of common stock beneficially owned by Spectrum Equity Investors II, L.P. and 41,459 shares of common stock beneficially owned by SEA 1998 II, L.P. Mr. Collatos is a managing general partner of Spectrum Equity Investors II, L.P. and an affiliate of SEA 1998 II, L.P. Mr. Collatos disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

  (6) This number represents 576,384 shares of common stock beneficially owned by The fl@tiron Fund LLC, 375,376 shares of common stock beneficially owned by The Flatiron Fund 1998/99, LLC and 38,304 shares of common stock beneficially owned by Flatiron Associates, LLC. Mr. Wilson is a manager of The fl@tiron Fund LLC, The Flatiron Fund 1998/99, LLC and Flatiron Associates, LLC. Mr. Wilson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

  (7) The Flatiron entities are parties to certain co-investment arrangements with affiliates of Chase Venture Capital Associates. These parties disclaim beneficial ownership of each other's securities.

  (8) The principal business address of VocalTec is 1 Executive Drive, Suite 320, Fort Lee, New Jersey 07024.

  (9) The principal business address of Spectrum Equity Investors II, L.P. is One International Place, Boston, Massachusetts 02110.

  (10) The principal business address of Chase Venture Capital Associates, L.L.C. is 380 Madison Avenue, New York, New York 10017.

  (11) The principal business address of Intel Corporation is 2200 Mission College Boulevard, Santa Clara, California 95052.

  (12) Based on information provided by Essex Capital Management Company in its Schedule 13G filed on February 2, 2000. The principal business address of Essex Capital Management Company is 125 High Street, Boston, Massachusetts 02110.

  (13) This number represents 35,957 shares of common stock beneficially owned by DS Polaris Ltd., 710,075 shares of common stock beneficially owned by Polaris Fund II (Tax Exempt Investors), LLC, 468,649 shares of common stock beneficially owned by Polaris Fund II, LLC, 177,519 shares of common stock beneficially owned by Polaris Fund II, L.P., 417,161 shares of common stock beneficially owned by DS Polaris Trust Company (foreign residents) (1997), Ltd. and 143,820 shares of common stock beneficially owned by Canada-Israel Opportunity Fund L.P. The Company has been informed that DS Polaris Ltd. is the manager of Polaris Fund II (Tax Exempt Investors) LLC and Polaris Fund II, LLC, the general partner of Polaris Fund II, L.P. and DS Polaris Trust Company (foreign residents) (1997), Ltd. and an affiliate of Canada-Israel Opportunity Fund L.P. The principal business address of DS Polaris Ltd. is 37 Shaul Hamelech Avenue, Tel Aviv, Israel.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ. Such persons are required by applicable regulations to provide the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no forms were required, the Company believes that all filing requirements applicable to its officers, directors and known ten percent stockholders were complied with during 1999.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total cash and non-cash compensation that ITXC paid or accrued during the years ended December 31, 1999 and 1998 with respect to its Chief Executive Officer and the individuals who, during 1999, were the four other most highly compensated executive officers of the Company. The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. The Company has also described below other compensation these individuals receive under employment agreements and ITXC's stock incentive plan. Thomas J. Shoemaker, the Company's Executive Vice President in charge of business development, joined ITXC in January 2000. His base salary for 2000 is $180,000. A portion of the bonuses earned in 1999 will not be paid until 2000.

                          Summary Compensation Table

                                                                 Long Term
                                 Annual Compensation            Compensation
                              --------------------------    --------------------
                                                            Number of Securities
                                                                 Underlying
Name and Principal Position   Year Salary ($) Bonus ($)       Options/SARs (#)
---------------------------   ---- ---------- ----------    --------------------
Tom I. Evslin...............  1999  250,769   153,672(1)           30,000
 Chairman of the Board,       1998  232,308   150,000(1)             --
 President and
 Chief Executive Officer
Edward B. Jordan............  1999  148,269   102,339(1)          400,000
 Executive Vice President     1998  120,192       --                 --
 and Chief Financial Officer
John G. Musci(2)............  1999  176,923   172,350(1)(3)      1,500,000
 Executive Vice President
 and Chief Operating Officer
Steven J. Ott...............  1999  101,014   135,242(4)            80,000
 Vice President, Global       1998   96,153    32,924(4)           350,000
 Sales
Eric G. Weiss...............  1999  121,359   58,181(1)             50,000
 Vice President and Business  1998   93,654       --                50,000
 Unit Manager,
 WWeXchange Service

--------
(1) Bonuses for 1999 include some bonuses that were earned in 1999 but will not be paid until 2000. Bonuses for 1998 were earned in 1998 but were not paid until 1999.
(2) Mr. Musci joined ITXC in February 1999.
(3) Excludes reimbursement for relocation expenses.
(4) Consists of commissions earned by Mr. Ott in 1998 and 1999.

  The following table presents certain information regarding stock options granted to the named executive officers during 1999 under the Company's stock incentive plan.

                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                   Annual Rates of
                                                                              Stock Price Appreciation
                                        Individual Grants                          for Option Term
                         -------------------------------------------------- -----------------------------
                           Number                          Fair
                             of          % of             Market
                         Securities      Total   Exercise Value
                         Underlying     Options   Price     on
                          Options       Granted    Per    Grant
                          Granted         to      Share    Date  Expiration
          Name              (#)        Employees  ($/Sh)  ($/Sh)    Date      0%($)     5%($)    10%($)
          ----           ----------    --------- -------- ------ ---------- --------- --------- ---------
Tom I. Evslin...........    30,000           *     4.00   12.00    6/8/09     240,000   466,402   813,747
Edward B. Jordan........   200,000        5.73     1.16    2.32   2/25/09     232,000   523,807   971,497
                           200,000        5.73     4.00   12.00    6/8/09   1,600,000 3,109,347 5,424,982
John G. Musci........... 1,500,000       43.01      .63    2.32    2/1/09   2,542,500 4,731,053 8,088,724
Steven J. Ott...........    50,000(1)     1.43      .63    2.32    1/7/09      84,750   157,702   269,624
                            30,000           *     4.00   12.00    6/8/09     240,000   466,402   813,747
Eric G. Weiss...........    50,000        1.43     4.00   12.00    6/8/09     400,000   777,337 1,356,425

--------
(1) These options were granted under the terms of Mr. Ott's offer of employment.
 * Less than one percent.

  The following table presents information regarding stock option exercises by the named executive officers during 1999 and the number and value of stock options held by the named executive officers at December 31, 1999. The calculation of the value of unexercised options is based upon a market price of $33.625 per share, representing the closing sale price of one share of the Company's common stock on December 31, 1999.

                                                      Number of Shares
                                                   Underlying Unexercised     Value of Unexercised
                                                      Options at Fiscal      In-the-Money Options at
                                                        Year-end (#)           Fiscal Year-end ($)
                                                  ------------------------- -------------------------
                           Number of
                             Shares       Value
                            Acquired    Realized
          Name           on Exercise(#)  (1)($)   Exercisable Unexercisable Exercisable Unexercisable
          ----           -------------- --------- ----------- ------------- ----------- -------------
Tom I. Evslin...........     30,000       240,000     --           --           --           --
Edward B. Jordan........    200,000     2,399,000   400,000       400,000   13,217,000   12,649,000
John G. Musci...........       --          --       333,334     1,166,666   11,000,022   38,499,978
Steven J. Ott...........    116,668     1,365,016     --          313,332       --       10,314,539
Eric G. Weiss...........     50,000       596,050    50,000       133,332    1,677,300    4,265,172
                             16,668       192,932

--------
(1) Each of the options exercised by the named executive officers was exercised prior to the Company's initial public offering. The amount realized on exercise represents the number of shares acquired multiplied by the difference between the public offering price in the Company's initial public offering and the option exercise price.

Employment Agreements

  Tom I. Evslin. The Company has entered into an amended employment agreement with Tom I. Evslin, the Company's Chairman, President and Chief Executive Officer. The agreement expires on March 31, 2001. Under his agreement, Mr. Evslin is entitled to receive a base salary in 2000 of not less than $300,000 and annual bonuses which could amount to 100% or more of base salary. The actual amount of bonuses paid or to be paid is determined by the Compensation Committee before the start of the year in which the bonus is to be paid and is contingent upon ITXC's achieving certain performance objectives. Mr. Evslin is eligible to receive an additional bonus under the Company's cash incentive plan.

  If Mr. Evslin's employment with the Company is terminated by the Company without cause, or by Mr. Evslin for good reason, Mr. Evslin is entitled to receive his salary and other benefits for a period of six months, as well as his annual bonus for the year in which the termination occurs and for the severance period. If Mr. Evslin's employment is terminated for any other reason, ITXC's obligation to pay any further compensation or benefits ends. Mr. Evslin's employment agreement also prohibits him from being employed by a competing business for a period of six months after his employment is terminated by the Company without cause or by him with or without good reason. ITXC can extend this restriction against competition for up to an additional 18 months, provided that the Company pays Mr. Evslin additional proportionate severance amounts. If ITXC terminates Mr. Evslin's employment for cause, this restriction will apply for a period of two years.

  Under his employment agreement, Mr. Evslin is also bound to keep certain information confidential and to assign to the Company any intellectual property developed by him during the term of his employment.

  John G. Musci. The Company entered into an employment agreement with John G. Musci, ITXC's Executive Vice President and Chief Operating Officer. The term of Mr. Musci's employment agreement began on February 8, 1999 and expires on February 7, 2001. Under his employment agreement, Mr. Musci is entitled to receive an annual base salary of not less than $200,000 and he is eligible to receive a cash bonus under the Company's cash incentive plan. Mr. Musci was also entitled to receive up to $100,000 in relocation expenses.

  Under his employment agreement, Mr. Musci received non-qualified options covering 1,500,000 shares of ITXC common stock at an exercise price of $0.625 per share under the Company's stock incentive plan. A total of 1,000,000 of Mr. Musci's options vested or will vest and become exercisable at the rate of 33 1/3% per year on December 21, 1999, 2000 and 2001. The remaining 500,000 will vest and become exercisable on December 21, 2005. These options could, however, vest and become exercisable under certain circumstances, prior to December 21, 2005.

  Under his employment agreement, if Mr. Musci is terminated for cause or any reason other than constructive termination or wrongful termination, he is entitled to receive accrued but unpaid base salary, bonus and other benefits and forfeits any unvested options. If Mr. Musci is terminated by reason of a constructive termination or wrongful termination, in addition to any accrued but unpaid base salary, bonus and other benefits, Mr. Musci is entitled to receive as severance a lump sum payment in cash equal to his current salary as of the date of termination for a period equal to the greater of the remainder of the then current term or six months, certain additional benefits and an acceleration of the vesting period for any of his options that have not vested as of the date of the termination. Upon expiration of the term of his employment, Mr. Musci is entitled to receive as severance his base salary compensation in effect at the time of the termination for a period of six months, any accrued but unpaid base salary, bonus and other benefits and forfeits any unvested options.

  Mr. Musci's employment agreement prohibits him from becoming associated with any competing business for the applicable severance period in the case of a wrongful termination or expiration of his term of employment or for six months in the case of his termination for any other reason.

  Under his employment agreement, Mr. Musci is also bound to keep certain information confidential and to assign to the Company any intellectual property developed by him during the term of his employment.

  Thomas J. Shoemaker. The Company entered into an employment agreement with Thomas J. Shoemaker, ITXC's Executive Vice President of Business Development, effective as of January 2, 2000. The term of Mr. Shoemaker's employment agreement expires on January 2, 2001, after which his employment with the Company will be on an at-will basis unless the term of the employment agreement is extended by ITXC and Mr. Shoemaker. Under his employment agreement, Mr. Shoemaker is entitled to receive an annual base salary of not less than $180,000. In addition, for the calendar year 2000 and thereafter, Mr. Shoemaker is eligible to receive a cash bonus under the Company's cash incentive plan.

  Under his employment agreement, Mr. Shoemaker received options covering 300,000 shares of the Company's common stock at an exercise price of $40.00 per share under ITXC's stock incentive plan. A total of 250,000 of Mr. Shoemaker's options will vest and become exercisable at the rate of 33 1/3% per year on

January 2, 2001, 2002 and 2003. The remaining 50,000 options will vest and become exercisable on January 2, 2003. Those 50,000 options could, however, vest and become exercisable under certain circumstances, on January 2, 2001.

  Under his employment agreement, if Mr. Shoemaker is terminated for cause or any reason other than constructive termination or wrongful termination, he is entitled to receive accrued but unpaid base salary, bonus and other benefits, in accordance with the Company's employee benefits plans, and forfeits any unvested options. If Mr. Shoemaker is terminated by reason of a constructive termination or wrongful termination, in addition to any accrued but unpaid base salary, bonus and other benefits, Mr. Shoemaker is entitled to receive, as severance, payments through January 2, 2001 of his current salary as of the date of termination, less his income from other employment, and his options will continue to vest for the remainder of that year.

  Mr. Shoemaker's employment agreement prohibits him from becoming associated with any competing business for six months after the date of his termination.

  Under his employment agreement, Mr. Shoemaker is also bound to keep certain information confidential and to assign to ITXC any intellectual property developed by him during the term of his employment.

Compensation Committee Interlocks and Insider Participation

  During 1999, Messrs. Ganor, Collatos and Wilson participated on the Company's Compensation Committee. Mr. Ganor is the Chairman of the Board and CEO of VocalTec. Tom I. Evslin, ITXC's Chairman of the Board, President and Chief Executive Officer, served on the board of directors and compensation committee of VocalTec until June 1999, when he resigned from VocalTec's board. None of the members of ITXC's Compensation Committee served as an officer or employee of ITXC or any of its subsidiaries during 1999.

  In October 1997, the Company entered into an agreement with VocalTec under which:

  .  the Company issued to VocalTec:

    .  1,800,000 shares of common stock;

    .  278,000 shares of Series A convertible preferred stock;

    . warrants to purchase 122,000 shares of Series A convertible preferred stock; and

    . warrants to purchase 1,200,000 shares of common stock, the exercisability of which was conditioned, in part, upon ITXC's use of the credit described below;

  . the Company received from VocalTec $500,000 in cash and the rights to certain information regarding VocalTec's business; and

  . the Company received a credit entitling ITXC to purchase $1.0 million of VocalTec's equipment.

  In April 1998:

  . VocalTec Communication's shares of Series A convertible preferred stock were converted into a total of 556,000 shares of Common Stock; and

  . VocalTec Communication's preferred stock warrant was converted into a warrant to purchase a total of 244,000 shares of Common Stock.

  In June 1999, VocalTec exercised its outstanding warrants, acquiring 1,444,000 shares of Common Stock upon payment of $722.

  VocalTec also acquired 668,622 shares of ITXC's Series B convertible preferred stock and 215,332 shares of ITXC's Series C convertible preferred stock as part of the Company's April 1998 and February 1999 private placements. Each of those shares of preferred stock was converted into two shares of Common Stock when the Company completed its initial public offering. See "Certain Transactions--ITXC Equity Financings."

  The Company also has an ongoing business relationship with VocalTec. From inception through December 31, 1999, ITXC purchased $1.0 million of hardware and software from VocalTec. ITXC offset the purchase price of these products against the $1.0 million credit that the Company received in connection with its 1997 agreement with VocalTec.


1998 Incentive Stock Option Plan

  The following is a summary of certain terms of the Company's 1998 stock incentive plan, the full text of which is available to stockholders upon written request made to the Chief Financial Officer of the Company at its corporate headquarters. Although the principal features of the plan are summarized below, the following is only a summary and is qualified in its entirety by reference to the complete text of the plan.

  ITXC's stock incentive plan was adopted by the Company's Board of Directors on February 17, 1998 and by its shareholders on April 2, 1998.

  Under the Company's stock incentive plan, incentive stock options and non-qualified stock options to purchase shares of Common Stock may be granted to directors, officers, employees and consultants. As of January 31, 2000, stock options covering 2,439,824 shares were available for grant under the plan and stock options to purchase 5,561,130 shares were outstanding with a weighted average exercise price of $4.83 per share. Under the plan, the Company may also issue stock appreciation rights, either alone or in connection with options, restricted stock awards and performance awards. As of January 31, 2000, the Company had not issued any such stock appreciation rights, restricted stock awards or performance awards.

  On January 1 of each year, the number of shares of Common Stock available for issuance under the plan will be increased by the least of:

  .  2,000,000 shares;

  .  3% of the outstanding shares; or

  .  a number of shares determined by the Board of Directors.

  The per share exercise price for incentive stock options granted under the plan will equal the fair market value of the underlying common stock on the date of grant. The option price for shares purchased through the exercise of an option is payable in cash or, at the discretion of the Company's Chief Executive Officer or Compensation Committee, in common stock or a combination of both.

  The Company's Chief Executive Officer or compensation committee determines the initial vesting period and the expiration date(s) of each option at the time that it is granted.

  The plan provides that in the event of a change in control, all options outstanding on that date will be immediately and fully exercisable upon termination of an option holder's employment or service for certain specified reasons within twelve months following the change in control. In addition, under certain circumstances, upon such specified termination, an option holder may be permitted to exchange any unexercised options for a cash payment.

  The plan provides for options to terminate within specified periods of time after employment is terminated, depending upon the reason for termination. If an option holder's employment is terminated for cause, his or her options will terminate immediately upon termination of employment. Unless otherwise provided by the Compensation Committee or the Company's Board of Directors, options are not transferable by the option holder and can be exercised only by the option holder during his or her lifetime or upon the option holder's death only by the personal representative of his or her estate. The plan may be amended or terminated by the Company's Board of Directors at any time; provided, that no such action may adversely affect any outstanding options without the consent of the applicable option holder.

  The grant of a non-qualified option has no tax consequences to the Company or to the option holder. Upon exercise of a non-qualified option, the option holder will recognize taxable ordinary income equal to the excess of the fair market value on the date of the exercise of the shares of Common Stock acquired over the exercise price of the non-qualified option, and that amount will be deductible by the Company for federal income tax purposes. The option holder will, upon a later sale of shares, recognize short term or long term capital gain or loss, depending on the holding period of the shares, but the Company will not be entitled to an additional tax deduction.

  On March 15, 2000, the Company had six directors (three who are also officers of the Company and three who are not) and 136 non-director officers and employees who were eligible for grants of options under the stock incentive plan. The Company has not granted any options to non-employee directors or consultants. The Company is unable, at the present time, to determine the identity or the number of executive officers, directors and other employees who may be granted options or other awards under the plan in the future.

Employee Stock Purchase Plan

  The Company has an employee stock purchase plan intended to meet the qualifications for such a plan under applicable federal income tax laws. The plan is administered by the Compensation Committee. The number of shares available for purchase under the plan presently consists of 858,164 shares of common stock and will increase on January 1 of each subsequent year in an amount equal to the least of:

  .  600,000 shares of common stock;

  .  1% of the outstanding shares; or

  .  a number of shares determined by the Board of Directors.

  During periods when employees are permitted to make purchases, the purchase price of the shares of Common Stock will be equal to 85% of the lesser of:

  . the fair market value of the Common Stock on the employee's entry date into the applicable offering period; or

  .  the fair market value of the Common Stock on the date of purchase.

However, the purchase price for any employee whose entry date is other than the start date of an offering period shall not be less than 85% of the fair market value of the Common Stock on the start date of that offering period.

  In the event of a change in control, each outstanding purchase right shall automatically be exercised. ITXC will use its best efforts to provide written notice in advance of the occurrence of any such transaction. Upon receipt of such notice, employees may terminate their outstanding purchase rights.

Cash Incentive Plan

  The Company maintains a cash incentive plan to encourage and reward its employees for their contributions to ITXC's performance. All employees, except salespeople, are eligible to participate in this plan. Employees who are eligible receive bonuses calculated according to a formula which takes into account individual performance and Company performance.

                             CERTAIN TRANSACTIONS

  For a description of the Company's relationship with VocalTec, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

Loans from Senior Management

  Between February 9, 1998 and April 22, 1998, the Company borrowed an aggregate of $550,000 from Tom I. Evslin, ITXC's Chairman of the Board, Chief Executive Officer and President, and $200,000 from Edward B. Jordan, ITXC's Executive Vice President and Chief Financial Officer, and delivered a series of demand notes to these officers. The notes bore interest at a rate of 10% per year. On April 27, 1998, each of those notes was canceled and the Company paid accrued interest to Mr. Evslin and Mr. Jordan in the amounts of $5,762 and $932, respectively. In consideration for canceling those notes, Mr. Evslin and Mr. Jordan received

322,581 and 117,302 shares of Series B convertible preferred stock, respectively, and warrants to purchase 645,162 and 234,604 shares of Common Stock, respectively, at an exercise price of $0.8525 per share. ITXC valued the Series B convertible preferred stock issued to Mr. Evslin and Mr. Jordan at the same $1.705 per share price paid by all other purchasers of the Series B convertible stock. Thus, Mr. Evslin's shares and Mr. Jordan's shares had an aggregate value of $550,000 and $200,000, respectively. The Company concluded that the fair value of the warrants granted to Mr. Evslin and Mr. Jordan was $90,000, which was included in interest expense during 1998.

ITXC Equity Financings

  In April 1998, the Company sold to a limited group of investors a total of 5,865,104 shares of Series B convertible preferred stock at a purchase price of $1.705 per share. The following table sets forth the names of those investors who, either directly or through an affiliate, are presently directors, officers or five percent stockholders of ITXC, the number of shares of Series B convertible preferred stock that such investors acquired, the aggregate purchase price paid by such investors and the aggregate number of shares of Common Stock that were issued upon conversion of the preferred shares when ITXC completed its initial public offering. Each share of Series B convertible preferred stock was converted into two shares of Common Stock.

                                                  Shares of           Shares of
                                                  Preferred            Common
                          Principal Relationship    Stock     Total     Stock
        Investor                 to ITXC          Purchased Price ($)  Issued
        --------         ------------------------ --------- --------- ---------
Chase Venture Capital
 Associates, L.P........ Principal stockholder    1,361,290 2,321,000 2,722,580


Intel Corporation....... Principal stockholder    1,173,021 2,000,000 2,346,042


Spectrum Equity
 Investors II, L.P. and  Principal stockholders;
 SEA 1998 II, L.P....... furthermore, William P.
                         Collatos, an affiliate
                         of these stockholders,
                         is a director of ITXC.   1,173,021 2,000,000 2,346,042


DS Polaris, Ltd.,
 Polaris Fund II (Tax
 Exempt Investors), LLC,
 Polaris Fund II, LLC,
 Polaris Fund II, L.P.,
 DS Polaris Trust
 Company (foreign
 residents) (1997), Ltd.
 and Canada--Israel
 Opportunity Fund LP.... Principal stockholder    753,079   1,284,000 1,506,158


VocalTec                 Principal stockholder.
 Communications......... Elon A. Ganor, the
                         Chairman of the Board
                         and CEO of VocalTec, is
                         a director of ITXC       668,622   1,140,000 1,337,244


Tom I. Evslin and Mary   Chairman of the Board,
 A. Evslin.............. Chief Executive Officer
                         and President, and Vice
                         President, Marketing and
                         Customer Success         322,581   550,000   645,162


The fl@tiron Fund LLC... Frederick R. Wilson, the
                         manager of The fl@tiron
                         Fund LLC, is a director
                         of ITXC                  296,188   505,000   592,376


Edward B. Jordan........ Executive Vice President
                         and Chief Executive
                         Officer                  117,302   200,000   234,604

  As part of the Series B financing, the Company entered into various agreements with the investors, including a stockholders' agreement, the principal terms of which terminated upon the closing of ITXC's initial public offering, and a registration rights agreement.

  In February 1999, the Company sold to a limited group of investors a total of 3,229,975 shares of Series C convertible preferred stock at a purchase price of $4.644 per share. The following table sets forth the names of those investors who, either directly or through an affiliate, are presently directors, officers or five percent stockholders of ITXC, the number of shares of Series C convertible preferred stock that such investors acquired, the aggregate purchase price paid by such investors and the aggregate number of shares of Common Stock that were issued upon conversion of the preferred shares when ITXC completed it initial public offering. Each share of Series C convertible preferred stock was converted into two shares of common stock.

                                                  Shares of           Shares of
                                                  Preferred            Common
                          Principal Relationship    Stock     Total     Stock
        Investor                 to ITXC          Purchased Price ($)  Issued
        --------         ------------------------ --------- --------- ---------
Spectrum Equity
 Investors II, L.P. and
 SEA 1998 II, L.P....... See table above          1,173,559 5,450,008 2,347,118


Chase Venture Capital
 Associates, L.P........ See table above          870,138   4,040,921 1,740,276


Intel Corporation....... See table above          484,496   2,249,999 968,992


DS Polaris, Ltd.,
 Polaris Fund II (Tax
 Exempt Investors), LLC,
 Polaris Fund II, LLC,
 Polaris Fund II, L.P.,
 Polaris, Ltd., DS
 Polaris Trust Company
 (foreign residents)
 (1997), Ltd. and
 Canada-Israel
 Opportunity Fund L.P... See table above          263,194   1,222,273 526,388


The Flatiron Fund
 1998/99, LLC and
 Flatiron Associates,
 LLC.................... See table above          223,256   1,036,801 446,512


VocalTec
 Communications......... See table above          215,332   1,000,002 430,664

  As part of the Series C financing, the Company entered into various agreements with its investors, including a stockholders' agreement, the principal terms of which terminated upon the closing of ITXC's initial public offering, and a registration rights agreement.

Third Amended Registration Rights Agreement

  Each of the purchasers of Series B and Series C convertible preferred stock, including Mr. and Mrs. Evslin and Mr. Jordan, and ITXC entered into an amended registration rights agreement whereby each purchaser has the right, under certain circumstances and subject to certain conditions, to cause the Company to register under the Securities Act shares of Common Stock held by them. Subject to certain conditions and exceptions, those purchasers also have the right to require that shares of Common Stock held by them be included in any registration under the Securities Act commenced by the Company.

Stock Option Exercises

  During 1999, certain of ITXC's executive officers exercised stock options, resulting in the issuance of a total of 480,004 shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for implementing, overseeing and administering the Company's overall compensation policy. The basic objectives of that policy are to (a) provide compensation levels that are fair and competitive with peer companies, (b) align pay with performance and (c) where appropriate, provide incentives which link executive and stockholder interests and long-term corporate objectives through the use of equity-based incentives. Overall, the Company's compensation program is designed to attract, retain and motivate high quality and experienced employees at all levels of the Company. The principal elements of executive officer compensation are base pay, bonus and stock options, together with health benefits. The various aspects of the compensation program, as applied to the Company's Chief Executive Officer and the Company's other executive officers, are outlined below.

  Executive officer compensation is, in large part, determined by the individual officer's ability to achieve his or her performance objectives. Each of ITXC's executive officers participates in the development of an annual business strategy from which individual objectives are established and performance goals are measured periodically. Initially, the objectives are proposed by the particular officer involved. Those objectives are then determined by the Chief Executive Officer or, in the case of Mr. Evslin's objectives, by the Board of Directors.

Base Pay

  The Company has only been in existence since 1997. Initially, base pay was established at levels that were considered to be sufficient to attract experienced personnel but which would not exhaust available resources. As the Company has grown, the Company's compensation focus continues to emphasize other areas of compensation. Executive officers understand that their principal opportunities for substantial compensation lay not in enhanced base salary, but rather through appreciation in the value of previously granted stock options. Thus, base pay has not represented the most critical element of executive officer compensation.

  Three of the executive officers have employment contracts, described elsewhere herein, that establish their base pay. Mr. Evslin's employment agreement was recently amended. Among other things, this amendment resulted in an increase in the Chief Executive Officer's base salary from $250,000 to $300,000. Given Mr. Evslin's equity ownership in the Company, the Compensation Committee recognizes that the Chief Executive Officer's principal financial incentives are more directly related to the market price of the Company's Common Stock than to the dollar amount of cash compensation paid to him.

Bonus

  The Company maintains a cash incentive plan for non-commission employees, including each of the executive officers other than Mr. Ott. Each executive officer of the Company is eligible to receive a bonus under the Company's cash incentive plan if such officer achieves his or her individual performance objectives and the Company achieves its performance goals. The Company's performance goals are based on revenue targets, subject to a gross margin collar. The Board's semi-annual review of the Chief Executive Officer's performance determines whether he will receive a bonus for individual performance under the Company's cash incentive plan. The Chief Executive Officer, in turn, reviews his "direct reports" on a semi-annual basis to determine whether their individual bonuses have been earned. Bonuses payable with respect to the Company's performance are payable quarterly. Employees have different bonus targets, depending on their position within the Company.

  Of the officers named in the Summary Compensation Table above, Mr. Ott is the only officer whose bonuses includes commissions. Commission-based compensation is considered to be appropriate for Mr. Ott in light of his position as Vice President, Global Sales.

Stock Options

  The Compensation Committee believes that a stock option plan provides capital accumulation opportunities to participants in a manner that fosters the alignment of the participants' interests and risks with the interests and risks of the Company's public stockholders. The Compensation Committee further believes that stock options can function to assure the continuing retention and loyalty of employees. Options that have been granted to executive officers typically carry three-year vesting schedules. Officers who leave the Company's employ before their options are fully vested will lose a portion of the benefits that they might otherwise receive if they remain in the Company's employ for the entire vesting period. Stock option grants have been based upon amounts deemed necessary to attract qualified employees and amounts deemed necessary to retain such employees and to equitably reward high performance employees for their contributions to the Company's development.

  Given Mr. Evslin's substantial equity interest in the Company, stock options have not represented a significant portion of his compensation to date. The 30,000 options granted to Mr. Evslin during 1999 represent bargained-for compensation in the context of negotiations relating to his employment agreement. For the other executive officers, stock options generally constitute the most substantial portion of the Company's compensation program, given the significant increase in the market price of the Common Stock since the Company's September 1999 initial public offering.

  The Compensation Committee believes that an appropriate compensation program can help in fostering competitive operations if the program reflects a suitable balance between providing appropriate awards to key employees while at the same time effectively controlling compensation costs, principally by establishing cash compensation at competitive levels and emphasizing supplemental compensation that correlates the performance of individuals, the Company and the Company's Common Stock.

  This report has been furnished by the Compensation Committee of ITXC's Board of Directors.

                                          Frederick R. Wilson, Chairman
                                          William P. Collatos
                                          Elon A. Ganor

Performance Graph

  The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market--United States Index and the Chase H & Q Internet 100 Index for the period from September 28, 1999 (the date on which the Common Stock was first publicly traded) through December 31, 1999. For purposes of the graph, it is assumed that the value of the investment in ITXC's Common Stock and each index was 100 on September 28, 1999 and that all dividends were reinvested. The first datapoint reflected for the Company is the initial public offering price of the Common Stock.

                COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*
            AMONG ITXC CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE CHASE H & Q INTERNET 100 INDEX




                                    [Chart]

                                       Cumulative Total Return
                                 -----------------------------------
                                 9/28/99  9/99  10/99  11/99  12/99
                                 ------- ------ ------ ------ ------
     ITXC CORP.                  100.00  265.10 377.08 357.29 280.21
     NASDAQ STOCK MARKET (U.S.)  100.00  100.09 107.90 120.50 147.46
     CHASE H & Q INTERNET 100    100.00  110.70 122.40 154.26 214.29

* $100 INVESTED ON 09/28/99 AT THE INITIAL PUBLIC OFFERING PRICE IN THE COMPANY'S COMMON STOCK OR ON 9/1/99 IN EACH INDEX, INCLUDING REINVESTMENT OF DIVIDENDS

            PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                  THIRD RESTATED CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED COMMON STOCK

General

  The Board of Directors has declared advisable an amendment to the Company's Third Restated Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 67,500,000 shares to 400,000,000 shares (the "Amendment") and has directed that the Amendment be submitted to the stockholders at the Annual Meeting. The Third Restated Certificate of Incorporation presently authorizes the issuance of 67,500,000 shares of Common Stock and 15,000,000 shares of preferred stock. The Amendment would increase the authorized number of shares of Common Stock to 400,000,000 shares. No change is proposed in the number of authorized shares of preferred stock.

Proposed Amendment

  If the Amendment is approved, the text of the first paragraph of the fourth article of the Company's Third Restated Certificate of Incorporation would read in its entirety as follows:

  The total number of shares of stock which the Corporation shall have authority to issue is Four Hundred and Fifteen Million (415,000,000) shares, of which Four Hundred Million (400,000,000) shares are designated as Common Stock, having a par value of $.001 per share ("Common Stock"), and Fifteen Million (15,000,000) shares are designated as Preferred Stock, having a par value of $.001 per share ("Preferred Stock").

General Effect of the Proposed Amendment and Reasons for Approval

  Of the Company's 67,500,000 authorized shares of Common Stock, 38,992,730 shares were issued and outstanding as of March 15, 2000. At that date, the Company had also reserved for issuance a total of 9,432,058 additional shares of Common Stock for issuance as follows:

  . 7,694,128 shares are issuable upon the exercise of options or other benefits under the Company's stock incentive plan, consisting of:

    . outstanding options to purchase 5,339,654 shares, of which options covering 910,677 shares were exercisable as of March 15, 2000; and

    .  2,354,474 shares available for future awards after March 15, 2000;

  .  879,766 shares are issuable upon the exercise of outstanding warrants;
     and

  . 858,164 shares are issuable under the Company's employee stock purchase plan.

  On March 16, 2000, the date on which the Board of Directors approved the Amendment (subject to stockholder approval), the closing sale price of the Common Stock on the NASDAQ National Market System was $77.625.

  The Board of Directors concluded that the Amendment is advisable in part in order to enable the Board to approve stock splits in the future. The Board believes that depending upon the market price of the Common Stock, stock splits can improve the trading flexibility of stockholders in the market by increasing the number of shares of Common Stock held by persons who are not subject to trading restrictions (the so-called "float"). The Board of Directors also believes that the Amendment is advisable in order to have additional shares available for potential acquisitions, to maintain the Company's financing and capital-raising flexibility, to have shares available for use for employee benefit plans and other corporate purposes and to generally maintain the Company's flexibility in today's competitive, fast-changing environment.

  As of the date of this Proxy Statement, there are no present agreements, understandings or plans for the issuance of any of the additional shares that would be authorized by the Amendment.

  Adoption of the Amendment would enable the Board from time to time to issue additional shares of Common Stock for such purposes and such consideration as the Board may approve without further approval of the Company's stockholders, except as may be required by law or the rules of NASDAQ or any national securities exchange on which the shares of Common Stock are at the time listed. As is true for shares presently authorized but unissued, Common Stock authorized by the Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. An issuance of Common Stock could have the effect of delaying, deferring or preventing a change of control of the Company and may discourage bids for the Common Stock at a premium over the prevailing market price.

  There are no preemptive rights with respect to the Common Stock. The additional authorized shares of Common Stock would have the identical powers and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenter's or appraisal rights in connection with the Amendment. If the Amendment is approved by the stockholders, it will become effective upon the Company's executing, acknowledging and filing a Certificate of Amendment required by the General Corporation Law of the State of Delaware.

  The Board of Directors recommends a vote FOR the approval of the Amendment to the Company's Third Restated Certificate of Incorporation.

           PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
            1998 STOCK INCENTIVE PLAN TO PLACE A LIMIT ON BENEFITS
                GRANTED TO ANY PARTICIPANT IN ANY CALENDAR YEAR

General

  The Board of Directors proposes that stockholders approve an amendment (the "Incentive Plan Amendment") to the Company's 1998 Stock Incentive Plan (the "Incentive Plan") adopted by the Board on March 16, 2000. A summary of certain terms of the Incentive Plan appears elsewhere herein. The Board adopted the Incentive Plan Amendment so that stock compensation paid under the Incentive Plan in the form of stock options, stock appreciation rights, restricted stock and performance awards (collectively, "Awards") would not be subject to the compensation deduction limitation of Section 162(m) of the Internal Revenue Code (the "Code"), which is discussed more fully below. The Incentive Plan Amendment places a limitation on the number of shares of Common Stock with respect to which Awards may be granted or awarded to any one employee in any one calendar year. At present, while there is a limitation on the aggregate number of shares of Common Stock that may be issued under the Incentive Plan, there is no annual limitation on the number of shares with respect to which stock-based Awards may be granted to an employee (other than a limitation imposed by the Code with respect to "incentive stock options" within the meaning of Section 422 of the Code).

Proposed Amendment

  If the Incentive Plan Amendment is approved, the text of Section 5.3 of the Stock Incentive Plan would read in its entirety as follows:

  In any calendar year, the number of Shares covered by Options and Awards granted to any one participant in the Plan shall not exceed 500,000 Shares.

General Effect of the Proposed Incentive Plan Amendment and Reasons for
Approval

  Section 162(m) of the Code precludes public corporations from deducting compensation paid to certain senior executive officers in a taxable year to the extent such compensation exceeds $1,000,000. However, certain kinds of compensation, including qualified "performance based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options, stock appreciation rights, restricted stock and other performance awards denominated in shares will qualify as "performance-based compensation" if, among other things, the stock award plan contains a per-employee limit on the number of shares for which such stock-based incentives may be granted or awarded during a specified period and the per-employee limitation is approved by shareholders.

  The proposed Incentive Plan Amendment would limit the number of shares of Common Stock with respect to which Awards may be granted to any employee in any calendar year to 500,000 shares, although neither the Board nor the Board's Compensation Committee has any current plan to grant Awards covering 500,000 shares to any particular employee in one calendar year.

  Under transition regulations approved by the Internal Revenue Service, a corporation generally has up to three years after it has become a public company to adopt a limitation comparable to the Incentive Plan Amendment. The Board of Directors has concluded, however, that it is in the best interests of the Company to adopt such an amendment at the first annual meeting of stockholders after the Company became a public corporation.

  The Board of Directors recommends a vote FOR the approval of the Incentive Plan Amendment to the Company's 1998 Stock Incentive Plan.

                                 OTHER MATTERS

Costs

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so.

Relationship With Independent Accountants

  Ernst & Young LLP has audited all periods since the Company's inception. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from stockholders. The Board of Directors and its Audit Committee have not yet met to select independent accountants to audit and report on the Company's financial statements for the year ending December 31, 2000.

Other Matters to be Presented

  The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Annual Meeting, to be presented at the Annual Meeting for action by stockholders. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

Stockholder Proposals

  If a stockholder of the Company wishes to have a proposal included in the Company's proxy statement for the 2001 Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive offices by December 12, 2000 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2001 Annual Meeting.

  If a stockholder desires to bring business before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's by-laws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of the Company.

  One of the procedural requirements in the Company's by-laws is timely notice in writing of the business that the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2001 Annual Meeting or notice of a proposed nomination to the Board must be received by the Secretary of the Company no earlier than January 3, 2001 (the "Earliest Date"), and no later than February 2, 2001 (the "Latest Date"), to be presented at the meeting. If, however, the date of next year's Annual Meeting is earlier than April 3, 2001 or later than July 2, 2001, the Earliest Date will be 120 days prior to the meeting date and the Latest Date will be the later of the 90th day before the meeting date or the tenth day after the Company publicly announces the date of the 2001 Annual Meeting.

  Any such notice must provide the information required by the Company's by-laws with respect to the shareholder making the proposal, the nominee (if any) and the other business to be considered (if any). Under rules promulgated by the Securities and Exchange Committee, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to any proposals that do not comply with the procedures described above.

                                          By Order of the Board of Directors,

                                          /s/ Edward B. Jordan

                                          Edward B. Jordan, Secretary

April 11, 2000

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, including consolidated financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                   ITXC CORP.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS,
                                  MAY 3, 2000


          The undersigned hereby appoints Tom I. Evslin, Edward B. Jordan and John G. Musci, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on May 3, 2000, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

          1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote "FOR".)

[_] FOR the nominees listed below (except as marked to the contrary below)

[_] WITHHOLD AUTHORITY to vote for the nominees listed below


          Nominees:  Tom I. Evslin and Frederick R. Wilson

          INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.



          2. Proposal to amend the Company's Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 to 400,000,000.

          FOR   [_]      AGAINST    [_]       ABSTAIN   [_]


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

          3. Proposal to amend the Company's 1998 Stock Incentive Plan to add a limitation on the maximum number of shares of common stock covered by options and awards which may be granted to any participant in any calendar year.

          FOR   [_]      AGAINST    [_]       ABSTAIN   [_]

          4. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES, FOR THE PROPOSED AMENDMENT TO THE COMPANY'S THIRD RESTATED CERTIFICATE OF INCORPORATION AND FOR THE PROPOSED AMENDMENT TO THE COMPANY'S 1998 STOCK INCENTIVE PLAN.

                                 Dated:  _______________________, 2000

                                 ___________________________________

                                 ___________________________________
                                                Signed

                                  Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

                                  Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

                                  For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.